Exhibit (k)(20)

KAYNE ANDERSON MLP INVESTMENT COMPANY

$175,000,000 Floating Rate Senior Notes due 2016

REGISTRATION RIGHTS AGREEMENT

August 22, 2013

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), proposes to issue and sell to UBS Securities LLC, as the initial purchaser (the “Initial Purchaser”), upon the terms set forth in the Purchase Agreement, dated August 15, 2013 (the “Purchase Agreement”), by and among the Company, KA Fund Advisors, LLC, Kayne Anderson Capital Advisors, L.P. and the Initial Purchaser, $175,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2016 (the “Securities”) relating to the initial placement of the Securities (the “Initial Placement”). To satisfy a condition to the obligations of the Initial Purchaser under the Purchase Agreement, the Company agrees with the Initial Purchaser for the benefit of the holders (including the Initial Purchaser) from time to time of the Securities, each a “Holder” and, together, the “Holders”, and the New Securities (as defined herein), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” of any specified Person shall have the same meaning as in Rule 501(b) of Regulation D of the Act.

“Agreement” shall mean this Registration Rights Agreement, dated as of the Closing Date, between the Company and the Initial Purchaser.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” means a day, other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Closing Date” shall mean August 22, 2013.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“controlling person” shall have the meaning set forth in Section 7(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Holder” shall have the meaning set forth in the preamble hereto.

“Indemnified Holder” shall have the meaning set forth in Section 7(a) hereof.

“Indemnified Person” shall have the meaning set forth in Section 7(d) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 7(d) hereof.

“Indenture” shall mean the Indenture of Trust, dated as of August 22, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and the First Supplemental Indenture of Trust, between the Company and the Trustee dated as of August 22, 2013.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Securities and/or New Securities, as applicable, registered under a Registration Statement.

“New Securities” shall mean Floating Rate Senior Notes due 2016 of the Company identical in all material respects to the Securities, except for references to restrictive legends and references to this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registration Default” shall have the meaning set forth in Section 4 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Special Interest” shall have the meaning set forth in Section 4 hereof.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities and/or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder and any successor act, rules and regulations.

“Trustee” shall mean the trustee under the Indenture and, if applicable, the trustee under any indenture governing the New Securities, if any.

“Underwriter” shall mean any underwriter of Securities or New Securities in connection with an offering thereof under a Registration Statement.

2. Registered Exchange Offer.

(a) Unless the Company determines, upon advice of its outside counsel, that it is not permitted or that it is not reasonably practical, to effect the Registered Exchange Offer as contemplated by this Section 2, including scenarios that the Company could incur special interest as discussed in Section 4 herein, and except as set forth in Section 3 herein, the Company shall prepare, at its cost, and, not later than 120 days following the Closing Date (or if such 120th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act not later than 180 days after the Closing Date; provided, however, that the Company shall have the right to defer the filing of the Exchange Offer Registration Statement (or suspend sales under the Exchange Offer Registration Statement or defer the updating of the Exchange Offer Registration Statement and suspend sales thereunder) for a period of not more than sixty (60) consecutive days (and, in the aggregate, not more than ninety (90) days) per any one calendar year period, if it determines that it would be materially detrimental to the Company to file such Exchange Offer Registration Statement or continue sales under such Exchange Offer Registration Statement and concludes, as a result, that it is in the Company’s best interests and the best interests of its stockholders to defer the filing of such Exchange Offer Registration Statement or suspend such sales at such time (collectively referred to as the “Exchange Offer Registration Statement Deferral and Suspension Periods”).

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i) mail to each Holder a copy of the Prospectus forming a part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) commence and use its commercially reasonable efforts to consummate the Registered Exchange Offer within thirty (30) days from the date the Exchange offer Registration Statement was declared effective, and hold the Registered Exchange Offer open for not less than twenty (20) Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to Holders;

(iii) subject to the Exchange Offer Registration Statement Deferral and Suspension Periods, use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers or the Initial Purchaser during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or any of its Affiliates;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open; and

(vi) comply in all material respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation in accordance with Section 5(r) hereof all Securities so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling, dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i) if such Holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Securities; and

(ii) if such Holder is a Broker-Dealer, that it will receive New Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Securities.

3. Shelf Registration.

(a) If (i) the Company is not permitted to file the Exchange Offer Registration Statement; (ii) the Company determines, upon advice of its outside counsel, that it is not reasonably practical, to effect the Registered Exchange Offer as contemplated by Section 2 herein, including scenarios that the Company could incur special interest as discussed in Section 4 herein (iii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days from the Closing Date or the Registered Exchange Offer is not consummated within the period referenced in Section 2(c)(ii) herein; (iv) the Initial Purchaser determines upon advice of its counsel that a Shelf Registration Statement must be filed in connection with any public offering or sale of Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by them following consummation of the Registered Exchange Offer; or (v) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable New Securities in the Registered Exchange Offer other than by reason of such Holder being an Affiliate of the Company (it being understood that the requirement that a participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of New Securities shall not result in such New Securities being not “freely tradeable”), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below; provided, however, that the Company shall have the right to defer the filing of the Shelf Registration Statement (or suspend sales under the Shelf Registration Statement or defer the updating of the Shelf Registration Statement and suspend sales thereunder) for a period of not more than sixty (60) consecutive days (and, in the aggregate, not more than ninety (90) days) per any one year period, if it determines that it would be materially detrimental to the Company to file such Shelf Registration Statement or continue sales under such Shelf Registration Statement and conclude, as a result, that it is in the Company’s best interests and the best interests of its stockholders to defer the filing of such Registration Statement or suspend such sales under such Shelf Registration Statement at such time (collectively referred to as the “Shelf Registration Statement Deferral and Suspension Periods” and, together with the Exchange Offer Registration Statement Deferral and Suspension Periods, the “Deferral and Suspension Periods”).

(b) If required pursuant to subsection (a) above,

(i) the Company, at its cost, shall as promptly as practicable, but in no event later than 90 days after such obligation to file arises, file with the Commission and cause to be declared effective under the Act, a Shelf Registration

Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities or New Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by the Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Act, in order to permit the Prospectus forming a part thereof to be usable by Holders for a period ending after the earlier of (A) the date on which all such Securities are disposed of in accordance with the Shelf Registration Statement, (B) the date on which such Securities become eligible for resale without restrictions pursuant to Rule 144 under the Act, or (C) one year after the Closing Date (in either such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities or New Securities covered thereby not being able to offer and sell such Securities or New Securities during that period, unless (a) such action is required by applicable law; (b) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including, but not limited to, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable; or (c) such action is otherwise explicitly allowed under this Agreement (e.g., the Shelf Registration Statement Deferral and Suspension Periods).

(iii) the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. Special Interest. If (a) the Registered Exchange Offer has not been consummated within 240 days after the Closing Date, or (b) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Securities in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (a) and (b), a (“Registration Default”), then, as liquidated damages, interest (“Special Interest”) will accrue on the principal amount of the Securities (in addition to the stated interest on the Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default and will increase to 0.50% per annum with respect to each subsequent 90 day period thereafter until all Registration Defaults have been cured; provided, however, that for the avoidance of doubt, such Special Interest shall not accrue during any subsequent 90 day period at a rate in excess of 0.50% per annum. The Company shall pay Special Interest on regular interest payment dates in the same manner as other interest. Prior to determining a Registration Default relating to clause (b) of this Section 4, the Deferral and Suspension Periods shall be taken into account.

All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Security at the time such Security is exchanged for a New Security shall survive until such time as all such obligations with respect to such Security have been satisfied in full.

5. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Company shall:

(i) furnish to the Initial Purchaser, not less than two (2) Business Days prior to the filing thereof with the Commission, a draft copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser may reasonably propose;

(ii) include the information set forth in Annex A hereto on the front page of the Prospectus contained in the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by the Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities or New Securities, as applicable, pursuant to the Shelf Registration Statement as selling security holders.

(b) The Company shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all respects with the Act and the rules and regulations thereunder; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective (within the meaning of Rule 430B under the Act), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Initial Purchaser, the Holders of Securities or New Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such Holder or Exchanging Dealer shall confirm such advice in writing (which notice pursuant to clauses (iii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or New Securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and

(vi) when the company defers the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement as provided above in Sections 2 and Section 3, respectively.

(d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Securities or New Securities therein for sale in any jurisdiction at the earliest possible time.

(e) The Company shall furnish to each Holder of Securities or New Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities or New Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities or New Securities in connection with the offering and sale of the Securities or New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company shall furnish to each Exchanging Dealer or the Initial Purchaser which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h) The Company shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i) Prior to any offering of Securities or New Securities pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification (or exemption therefrom) of the Securities or the New Securities for sale under the laws of such jurisdictions within the United States as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject them to service of process in suits or taxation, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j) The Company shall cooperate with the Holders of Securities and New Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchaser or Exchanging Dealers, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Initial Purchaser, the Holders of the Securities or New Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(l) Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Company may require each Holder of Securities or New Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Securities or New Securities of any Holder that fails to furnish such information within a three (3) business days after receiving such request.

(p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities or New Securities.

(q) The Company shall include a plan of distribution in any Shelf Registration Statement stating that sales by Holders of Securities or New Securities to be registered thereunder shall be limited to sales in the secondary market.

(r) In the case of any Shelf Registration Statement, the Company shall use its commercially reasonable efforts to provide certain information noted below to any Holder who, acting on its own behalf, plans to effect sales pursuant to any Shelf Registration Statement and has provided the Company with a letter from its counsel indicating that the Holder’s participation in such a transaction could result in such Holder being deemed an “underwriter,” as that term is defined in the Act :

(i) make reasonably available for inspection by such Holder, and any attorney, accountant or other agent retained by such Holder, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

(ii) use its commercially reasonable efforts to cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such Holder, attorney, accountant or agent (each, an “Inspector”) in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that such Inspector shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Inspector or (iv) such information becomes available to such Inspector from a source other than the

Company and such source is not known, after due inquiry, by the Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company;

(iii) make such representations and warranties to such Holder in form, substance and scope as are customarily made by issuers to an Underwriter;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Holder) covering such matters as are customarily covered in opinions requested in underwritten offerings;

(v) obtain comfort letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Holder covering matters of the type customarily covered in comfort letters in connection with a primary underwritten offering.

The actions set forth in clauses (iii), (iv) and (v) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the New Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(t) If any Broker-Dealer shall underwrite any Securities or New Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or New Securities or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall use its commercially reasonable efforts to assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i) if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or New Securities;

(ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Underwriters provided in Section 7 hereof; and

(iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

(u) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable and documented fees and disbursements of one firm or counsel (which shall initially shall be Sidley Austin LLP) but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, but excluding fees and expenses of counsel to the Initial Purchaser or the Holders, all agency fees and commissions, underwriting discounts and commissions and transfer taxes attributable to the sale or disposition of Securities by a Holder.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) the Initial Purchaser, (ii) each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including each Exchanging Dealer, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof), (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”), and (iv) the respective officers, directors and partners, employees, representatives and agents of the Initial Purchaser, the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) (collectively “Losses”) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Holder furnished to the

Company in writing by such Indemnified Holder expressly for use therein; provided, however, that the Company will not be liable to any Indemnified Holder to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Securities or New Securities which are the subject thereof from such Indemnified Holder and (iii) it is established in the related proceeding that such Indemnified Holder failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Securities or New Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement; the Company shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, from any and all Losses caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, preliminary Prospectus or Prospectus, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, from any and all Losses caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in any Registration Statement, preliminary Prospectus or Prospectus, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have.

(d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Person or Persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing. The Indemnifying Person shall have the right, exercisable by giving written notice to an Indemnified Person, within twenty (20) Business Days after receipt of written notice from such Indemnified Person of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Person shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or parties unless: (1) the Indemnifying Person has agreed to pay such fees and expenses; or (2) the Indemnifying Person shall have failed promptly to assume the defense of such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying Person or any of its affiliates or controlling persons, and such Indemnified Person shall have been advised by counsel that there may be one or more defenses available to such Indemnified Person that are in addition to, or in conflict with, those defenses available to the Indemnifying Person or such affiliate or controlling person (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Person. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in amount of Securities and New Securities offered in the Prospectus to which the claim relates, any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such proceeding, such Indemnifying Person jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless any Indemnified Person from and against any Loss by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, consent to the entry of any judgment or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any Losses referred to therein, then each applicable Indemnifying Person in lieu of indemnifying such Indemnified Person thereunder, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, pursuant to the Purchase Agreement or from the offering of the Securities or New Securities pursuant to any Registration Statement which resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any Indemnified Holder, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Initial Placement received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Securities or New Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Each of the Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Holder of any Securities or New Securities be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Security or New Security pursuant to a Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Securities or New Securities.

8. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

10. Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(1) if to a Holder, at the most current address of such Holder set forth on the records of the registrar under the Indenture and the stock ledger of the Company.

(2) if to the Initial Purchaser:

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Fixed Income Syndicate

with copies to:

Sidley Austin llp

787 Seventh Avenue

New York, New York 10019

Attention: John A. MacKinnon

(3) if to the Company, at the addresses as follows:

Kayne Anderson MLP Investment Company

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: James C. Baker

with copies to:

Kayne Anderson MLP Investment Company

1800 Avenue of the Stars, Third Floor

Los Angeles, California 90067

Attention: David Shladovsky

and

Paul Hastings LLP

55 Second Street, Twenty-Fourth Floor

San Francisco, California 94105

Attention: David A. Hearth

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one (1) Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile.

The Initial Purchaser or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities or New Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

12. Counterparts. This Agreement may be executed (including by facsimile) in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

15. Severability. If any provision contained herein, or the application thereof in any circumstances, is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

16. Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

17. No Fiduciary Duty. The Company hereby acknowledges that (a) the Initial Purchaser is acting as principal and not as an agent or fiduciary of the Company and (b) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering pursuant to the Purchase Agreement is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering, the Registered Exchange Offer or a Shelf Registration (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

[Remainder Of This Page Is Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ James C. Baker
Name: James C. Baker
Title: Executive Vice President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

UBS SECURITIES LLC

By: UBS Securities LLC

By:	/s/ Christian Stewart
Name: Christian Stewart
Title: Managing Director

By:	/s/ Stephen Chang
Name: Stephen Chang
Title: Director

[Signature Page to Registration Rights Agreement]

ANNEX A

Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, or such shorter period as will terminate when all New Securities held by Exchanging Dealers or the Initial Purchaser have been sold pursuant hereto, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. Furthermore, any Broker-Dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), ), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Act relating to any resale transaction.

See “Plan of Distribution.”

ANNEX B

Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Act in connection with any offer, resale or other transfer of such New Securities, including information with respect to any selling holder required by the Act in connection with the resale of the New Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date and ending on the close of business 180-days after the Expiration Date or such shorter period as will terminate when all New Securities held by Exchanging Dealers or Initial Purchaser have been sold pursuant hereto, we will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until             , 200    , all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Securities by brokers-dealers. New Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities. Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of New Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), ), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Act relating to any resale transaction.

For a period of 180-days after the Expiration Date or such shorter period as will terminate when all New Securities held by Exchanging Dealers or Initial Purchaser have been sold pursuant hereto, we will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

Rider A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any Person to participate in a distribution of the New Securities. If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.